Pricing Supplement No.             f05-0310
         Pricing Supplement Dated:          March 10, 2005
         Rule 424(b)(3)
         File No.                           333-119615

         (To Prospectus Supplement
         and Prospectus Dated November 1, 2004)

         $5,000,000,000
         Citigroup Global Markets Holdings Inc.
         Retail Medium-Term Notes, Series F
         Due Nine Months or More From Date of Issue

         Trade Date:                        March 10, 2005
         Issue Date:                        March 24, 2005
         Settlement Date:                   March 24, 2005
         Following Business Day Convention

         Form of Note:                      Global/Book-Entry Only
         Calculation Agent:                 Citibank
         Minimum Denominations/Increments:  $1,000

         Purchasing Agent: Citigroup, acting as principal

         --------------------------------------------------------------

         CUSIP:                             17307XHH7
         Aggregate Principal Amount:        USD 25,000,000.00
         Price to Public:                   100%
         Concession:                        3.3240%
         Net Proceeds to Issuer:            USD 24,169,000.00
         Interest Rate (per annum):         5.5500%
         Coupon Type:                       FIXED
         Interest Payment Frequency:        Quarterly
         First Interest Payment Date:       June 24, 2005
         Maturity Date:                     March 24, 2035
         Product Ranking:                   Senior Unsecured
         Survivor's Option:                 Yes

         Redemption Information:            Subject to redemption
         at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning March 24, 2010, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.